Exhibit 23.2

Chairman
James W. Boyd
February 16, 2015
President and CEO	File: 3084.014
John T. Boyd II
Cloud Peak Energy Inc.
Managing Director and COO	505 South Gillette Avenue
Ronald L. Lewis	Gillette, WY 82716-4203

Vice Presidents	Attention:	Mr. John Trummel
Richard L. Bate		Manager Geology Services
Robert J. Farmer
James F. Kvitkovich
Russell P. Moran	Subject:	Consent of John T. Boyd Company
Donald S. Swartz
John L. Weiss
Michael F. Wick	Dear Sirs:
William P. Wolf

We hereby consent to the use by Cloud Peak Energy Inc. (the “Company”) in connection with its annual report on Form 10-K for the year ended December 31, 2014 (“Form 10-K”), and any amendments thereto, and to the incorporation by reference in the Company’s registration statement on Form S-3 (333-199177) and in the Company’s registration statements on Form S-8 (333-163295, 333-175311 and 333-175312), of information contained in our report dated January 22, 2015, addressed to the Company, relating to certain coal reserves and resources information for the Company’s Powder River Basin properties including setting forth the estimates of the Company’s coal reserves in the Form 10-K. We also consent to the reference to John T. Boyd Company in those filings and any amendments thereto.

Managing Director - Australia
Ian L. Alexander

Managing Director - China
Jisheng (Jason) Han

Managing Director – South America
Carlos F. Barrera

Assistant to the President
Mark P. Davic	Respectfully submitted,

Pittsburgh	JOHN T. BOYD COMPANY
4000 Town Center Boulevard, Suite 300	By:	/s/ Ronald L. Lewis
Canonsburg, PA 15317		Ronald L. Lewis
(724) 873-4400		Managing Director and COO
(724) 873-4401 Fax
jtboydp@jtboyd.com

Denver
(303) 293-8988
jtboydd@jtboyd.com

Brisbane
61 7 3232-5000
jtboydau@jtboyd.com

Beijing
86 10 6500-5854
jtboydcn@jtboyd.com

Bogota
+57-3115382113
jtboydcol@jtboyd.com

www.jtboyd.com